Exhibit 5.1

RICHARDSON & PATEL LLP

10900 Wilshire Boulevard

Suite 500

Los Angeles, California 90024

Telephone (310) 208-1182

Facsimile (310) 208-1154

May 31, 2006

Coach Industries Group, Inc.

12330 SW 53rd Street, Suite 703

Cooper City, FL 33330

Re:	Registration Statement on Form S-1

Gentlepersons:

We have acted as counsel for Coach Industries Group, Inc., a Nevada corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (“Act”). The Registration Statement relates to the sale of up to 17,502,058 shares of our common stock, par value $.01 per share (the “Common Stock”) by certain selling security holders, consisting of (i) 9,250,002 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of warrants (the “Warrants”); and (ii) 8,252,056 issued and outstanding shares of Common Stock (the “Common Shares”), all as described in the Registration Statement.

In connection with rendering the opinion as set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company’s Articles of Incorporation, as amended, (c) the Company’s Bylaws, (d) certain records of the Company’s corporate proceedings as reflected in its minute books, and (e) such statutes, records and other documents as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that (i) the Common Shares which are included in the Registration Statement are validly issued, fully paid and nonassessable; and (ii) the Warrant Shares have been duly authorized and upon the exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement under the heading “Interest of Named Experts and Counsel.” In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ RICHARDSON & PATEL LLP